RAYLIANT GLOBAL ADVISORS LIMITED

PERSONAL TRADING POLICY

Owner: Head of Compliance, Wei Kien Ooi

Version: 1.0

Last Revised Date: 12 Apr 2019

1. Introduction

Rayliant Global Advisors Limited (“RGA”) and its subsidiaries (collectively “Rayliant” or the “Firm”) shall take reasonable steps to ensure that any personal trading does not conflict with the Firm’s duties or contravene any applicable provision in the regulations.

Employees may maintain personal securities accounts provided any personal investing by an employee in any accounts in which the employee has a beneficial interest is consistent with the guidelines outlined below and all applicable regulatory requirements. This includes any accounts for any immediate family or household members. Rayliant has a fiduciary duty to our investors and therefore discourages frequent trading in personal accounts.

2. Applicable Rayliant Entities

This policy shall apply to employees of RGA, Rayliant Asset Management Limited (“RAM HK”) and Rayliant Investment Research (“RIR”).

3. Scope of Coverage

3.1 Access Persons

Access Person, his spouse/domestic partner and any immediate family members or persons living in the same household who are financially dependent on the employee are subject to the Personal Trading Policy.

Access Person is defined as an executive director, employee, responsible officer, licensed representative or contractor of a Rayliant regulated entity (e.g. RAM HK) and any other persons designated by the Compliance. A list of all Access Persons is maintained by Compliance.

For the purpose of the Personal Trading Policy, any reference to a trade by an Access person includes a trade by a member of such Access Person’s family/household. If you have any doubt or question about whether an investment, account or person is covered by any of the requirements, please contact the Head of Compliance.

3.2 Covered Accounts

Covered Accounts are defined as all brokerage accounts which the employee can use for trading securities. To the extent possible, employees are to ensure that copies of their monthly statements and contract notes are provided by the brokers to Compliance directly.

3.3 Professionally Managed Accounts (Discretionary Accounts) and Automatic Investment Plan

Accounts that: (i) are managed by an unaffiliated investment manager who has discretionary authority and control over the account and (ii) has all investment decisions made by the unaffiliated investment manager and not made directly or indirectly by an Access Person or immediate family member of the Access Person. Although transactions in these accounts are not “reportable”, employees must report the existence of all such accounts on the Initial and Annual Holdings Reports. In addition, employees are required to complete the Managed Accounts Disclosure Affirmation on an annual basis in a manner directed by Compliance.

Additionally, transactions in Automatic Investment Plans are not reportable but employees must still report the existence of such accounts on the Initial and Annual Holdings Reports.

3.4 Reportable Securities

Generally, all securities, including but not limited to equities and bonds, are considered reportable except for (i) money market funds, (ii) open-end mutual funds, (iii) foreign exchange spot, (iv) broad-based index products and (v) any other financial instruments as advised by Compliance.

4. Pre-Clearance Process for Access Persons

Only Access Persons are subject to the pre-clearance process. Each Access Person’s personal trades should be executed in a manner consistent with our fiduciary obligations to our clients. Employee trades must not be timed to precede orders placed for any client, nor should trading activity be so excessive as to conflict with the Access Person’s ability to fulfill daily job responsibilities.

Generally, without pre-clearance, Access Persons may not engage in personal trading in reportable securities (including IPOs and private placements). Any security held prior to joining the Firm may continue to be held but trading is prohibited unless approved otherwise.

Access Persons are to initiate any pre-clearance requests by sending an email to Compliance in the Pre-Clearance Request Form format in Appendix 1. Pre-clearance is valid through the end of the next business day on which such approval was granted. Compliance may withhold approval in respect of any proposed transaction in its sole and absolute discretion. Currently, all pre-clearance requests should be sent via email to:

Head of Compliance:	Wei Kien Ooi
weikien.ooi@rayliant.com

4.1 Flowchart View of Pre-Clearance Process

Corporate actions which are non-volitional does not require pre-clearance. For example, receipt of securities pursuant to a stock dividend and purchases of stock pursuant to an automatic dividend reinvestment plan.

5. Minimum Holding Period

All securities and related investments subject to pre-clearance are to be held for minimum period of 30 calendar days. If you wish to sell off any investments within 30 calendar days, you are to seek an exceptional approval from the Head of Compliance.

6. Blackout Trading Period for Access Persons

Access Persons may not buy or sell an investment: (i) on a day in which the Firm has a pending “buy” or “sell” order in the same investment until that order is executed or withdrawn; (ii) for their personal account within 3 trading days before (if the relevant person is aware of a forthcoming portfolio transaction) or after trading in that investment on behalf of a portfolio; (iii) for their personal account within 3 trading day before (if the relevant person is aware of a forthcoming recommendation) or after a recommendation on that investment is made or proposed by the Firm;

7. Short Selling

Employees may not short sell any securities and/or engage in any shorting activities.

8. Reporting Requirements

8.1 Initial Holdings Reports

All employees must provide Compliance with an Initial Holdings Report within 10 days upon joining Rayliant via email in the format in Appendix 2. The report must include a list of all accounts maintained by the employee and the names of all “reportable” securities maintained in those accounts. If the account does not hold any reportable securities, a note should be made indicating as much. The information must be current and no more than 45 days from date of submission.

Employees may also list the account on the Initial Holdings Report and attach the most recent broker statement in lieu of writing down all reportable securities. Any new reportable brokerage accounts opened subsequent to becoming an Access Person must be promptly disclosed to the Compliance.

8.2 Annual Holdings Reports

All employees must submit an Annual Holdings Report by January 30 each year to Compliance via email in the format in Appendix 3. The report must include a list of all accounts and the holdings of all reportable securities as of December 31 of the preceding year.

Employees may list the account on the Annual Holdings Report and indicate that brokerage statements have been provided for each account that holds reportable securities.

8.3 Quarterly Reports

All employees must complete a report, within 30 days of quarter end in a manner as directed by Compliance via email in the format in Appendix 4. The report must identify all reportable transactions for the quarter. In addition, employees will be required to report any covered accounts that were opened during the quarter even if there were no reportable securities.

Employees may list the accounts on the Quarterly Reporting and indicate that brokerage statements have been provided for each account that holds reportable securities.

9. Record keeping

Compliance will keep a record of all approvals and rejections, confirmations received and each notification made by employees. These records and the Personal Trading Policy as well as its amendments shall be kept for a period of 7 years. The Personal Trading Policy is subject to amendment, and the Firm may make further inquiries and request supporting materials in addition to the foregoing.

10. Summary of Requirements

Requirements	Access Persons	Non-Access Persons
Initial Holdings Report	✓	✓
Annual Holdings Report	✓	✓
Quarterly Report	✓	✓
Short Selling	✓	✓
Pre-Clearance	✓
Blackout Trading Period	✓
Minimum 30-Day Holding Period	✓

11. Appendix 1

Pre-Clearance Request Template

Date:

Name:

Beneficial Owner Name (if different from requestor): ____________________

No. of Shares / Principal Amt	Name of Security	Buy/Sell	Description (e.g. Common Stock)	Ticker Symbol	Broker

BY MAKING THE PRE-CLEARANCE REQUEST, I HEREBY CERTIFY THAT ALL OF THE INFORMATION IN THIS REQUEST FOR PERMISSION TO ENGAGE IN THE ABOVE DESCRIBED TRANSACTION IS TRUE TO THE BEST OF MY KNOWLEDGE, AND I FURTHER REPRESENT THAT, IF MY REQUEST IS APPROVED, I DIRECT MY BROKERAGE FIRM TO PROVIDE A COPY OF A CONFIRMATION OF THE REQUESTED TRANSACTION(S) TO COMPLIANCE WITHIN 10 DAYS OF THE TRANSACTION.

For Compliance Use Only

[ ] Approved	[ ] Rejected

Name of Approver:

Date of Approval:

Validity of Approval:

12. Appendix 2

INITIAL HOLDINGS REPORT

Name:

Date:

REQUIRED ACCOUNTS AND HOLDINGS TO REPORT

I AM REQUIRED TO REPORT ALL BROKERAGE ACCOUNTS, ALONG WITH A LISTING OF ALL REPORTABLE SECURITIES HELD, IN
WHICH I HAVE A DIRECT OR INDIRECT BENEFICIAL OWNERSHIP INTEREST AS DESCRIED IN THE PERSONAL TRADING POLICY.

PORTFOLIO HOLDINGS INFORMATION

Covered Accounts (tick 1 of the 2 boxes)

With respect to my personal accounts:

[ ] I have no covered accounts.

[ ] I confirm that I have the following non-discretionary accounts. See attached account statements, dated within 45 days of this report, for a list of all reportable securities.

Broker 1 / Account #: _______________

If there are any reportable securities held in the account, please provide the statement.

Broker 2 / Account #: _______________

If there are any reportable securities held in the account, please provide the statement.

Discretionary Account (tick 1 of the 2 boxes)

[ ] I have no discretionary account.

[ ] I confirm that I have the following discretionary accounts (controlled by a broker):

Broker / Account #: _______________

Any Other Investments (tick 1 of the 2 boxes)

[ ] I have no other investments to report.

[ ] I have other investments as follows (e.g. limited partnership interests):

13. Appendix 3

ANNUAL HOLDINGS REPORT

Name:

Date:

REQUIRED ACCOUNTS AND HOLDINGS TO REPORT

I AM REQUIRED TO REPORT ALL BROKERAGE ACCOUNTS, ALONG WITH A LISTING OF ALL REPORTABLE SECURITIES HELD, IN WHICH I HAVE A DIRECT OR INDIRECT BENEFICIAL OWNERSHIP INTEREST AS DESCRIBED IN THE PERSONAL TRADING POLICY.

PORTFOLIO HOLDINGS INFORMATION

With respect to my personal accounts (tick the relevant boxes):

[ ] I have no covered accounts or other investments

[ ] As of Dec 31, I have the following non-discretionary accounts with reportable securities for which monthly account statements have been provided.

Broker 1 / Account #: __________

Broker 2 / Account #: __________

[ ] As of Dec 31, I have the following non-discretionary accounts with no reportable securities:

Broker 1 / Account #: __________

Broker 2 / Account #: __________

[ ] As of Dec 31, I have the following discretionary accounts (controlled by a broker):

Broker 1 / Account #: __________

Broker 2 / Account #: __________

[ ] Other Investments (e.g. limited partnership interests):

14. Appendix 4

QUARTERLY REPORTING FORM

For the Quarter Ended _____

Name:

Date:

REQUIRED TRANSACTIONS TO REPORT

THIS FORM IS INTENDED TO CONFIRM THAT I HAD NO TRANSACTIONS IN REPORTABLE SECURITIES AND/OR TO REPORT ANY TRANSACTIONS IN REPORTABLE SECURITIES OR THE OPENING OF ANY BROKERAGE ACCOUNTS DURING THE QUARTER.

QUARTERLY TRANSACTIONS INFORMATION

This form is to be completed and returned to Compliance by the 30th day following quarter-end.

[ ] I had reportable transactions during the quarter and have attached all of my brokerage statements for the quarter detailing those transactions.

[ ] I confirm that I did not enter into any reportable securities as defined in the Personal Trading Policy.

[ ] I opened the following brokerage accounts during the quarter and confirm that they do not hold any reportable securities.

Broker	Account Number	Date Opened